HUDSON PACIFIC PROPERTIES, INC.
THIRD QUARTER 2015
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended, and our Form 8-K filed on January 12, 2015. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman of the Board, Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter		John Schreiber
Managing General Partner, Clarity Partners L.P.		President, Centaur Capital Partners, Inc., Partner and Co-Founder, Blackstone Real Estate Advisors

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer and Chief Financial Officer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye		Elva Hernandez
SVP, Pacific Northwest		VP, Controller
INVESTOR RELATIONS
Laura Campbell Director, Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Number of office properties owned	53	53	25	26	25
Office properties square feet(1)	13,872,326	14,042,298	5,700,148	5,923,827	5,422,612
Stabilized office properties leased rate as of end of period(2)	94.5%	94.7%	93.7%	94.6%	94.1%
In-Service office properties leased rate as of end of period(3)	89.5%	88.8%	N/A	N/A	N/A
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet(1)	869,568	869,568	869,568	869,568	884,193
Media & entertainment leased rate as of end of period(4)	71.9%	71.6%	71.6%	71.6%	71.6%
Number of land assets owned	7	7	5	5	6
Land assets estimated square feet(5)	2,590,099	2,590,099	1,448,173	1,448,173	1,861,173
Market capitalization (in thousands):
Total debt(6)	$2,086,589	$2,116,974	$784,571	$957,452	$917,238
Series A Preferred Units	10,177	10,177	10,177	10,177	10,177
Series B Preferred Stock	145,000	145,000	145,000	145,000	145,000
Common equity capitalization(7)	4,197,190	4,135,927	2,731,256	2,091,479	1,712,132
Total market capitalization	$6,438,956	$6,408,078	$3,671,004	$3,204,108	$2,784,547
Debt/total market capitalization	32.4%	33.0%	21.4%	29.9%	32.9%
Series A preferred units & debt/total market capitalization	32.6%	33.2%	21.6%	30.2%	33.3%
Common stock data (NYSE:HPP)
Range of closing prices(8)	$ 27.70 - 31.68	$ 28.22 - 33.95	$ 30.25 - 33.65	$ 24.64 - 30.34	$ 24.45 - 27.01
Closing price at quarter end	$28.79	$28.37	$33.19	$30.06	$24.66
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	145,902	145,849	79,713	69,685	69,126
Shares of common stock\units outstanding at end of period (in thousands)(10)	145,786	145,785	82,292	69,577	69,430
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Stabilized office properties leased rate excludes the development, redevelopment, lease-up properties, properties held-for-sale, and land properties described on pages 13, 15, and 16.

(3)
In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 12 and 13. The Company has adopted an “in-service” office properties classification as of the three-month period ending June 30, 2015 in light of the April 1, 2015 acquisition of a significant number of lease-up properties.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes non-cash loan premium/discount.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for the three-month periods ending September 30, 2015, March 31, 2015 and December 31, 2014 includes an estimate for projected executive stock grants under our 2013 and 2014 outperformance programs based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Projected 2013/2014 OPP stock grants”).

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding does not include any Projected 2013/2014 OPP stock grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

Consolidated Balance Sheets (Unaudited, $ in thousands, except share data)

	September 30, 2015	December 31, 2014
ASSETS
Total investment in real estate, net	$5,680,971	$2,036,638
Cash and cash equivalents	46,668	17,753
Restricted cash	18,606	14,244
Accounts receivable, net	17,309	16,247
Notes receivable	28,580	28,268
Straight-line rent receivables	56,069	33,006
Deferred leasing costs and lease intangibles, net	353,080	102,023
Deferred finance costs, net	22,861	8,723
Interest rate contracts	—	3
Goodwill	8,754	8,754
Prepaid expenses and other assets	21,611	6,692
Assets associated with real estate held for sale	—	68,534
TOTAL ASSETS	$6,254,509	$2,340,885

LIABILITIES AND EQUITY
Notes payable	$2,088,335	$918,059
Accounts payable and accrued liabilities	90,096	36,844
Lease intangible liabilities, net	114,485	40,969
Security deposits	21,839	6,257
Prepaid rent	19,650	8,600
Interest rate contracts	8,614	1,750
Liabilities associated with real estate held for sale	357	43,214
TOTAL LIABILITIES	$2,343,376	$1,055,693

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at September 30, 2015 and December 31, 2014, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 89,079,569 shares and 66,797,816 shares outstanding at September 30, 2015 and December 31, 2014, respectively	891	668
Additional paid-in capital	1,730,004	1,070,833
Accumulated other comprehensive loss	(6,531)	(2,443)
Accumulated deficit	(44,592)	(34,884)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,824,772	$1,179,174
Non-controlling interest—members in consolidated entities	263,707	42,990
Non-controlling common units in the Operating Partnership	1,812,477	52,851
TOTAL EQUITY	$3,900,956	$1,275,015
TOTAL LIABILITIES AND EQUITY	$6,254,509	$2,340,885

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Office
Rental	$114,693	$39,503	$276,321	$115,418
Tenant recoveries	20,036	12,084	43,890	23,643
Parking and other	6,601	5,140	17,612	16,632
Total office revenues	$141,330	$56,727	$337,823	$155,693
Media & entertainment
Rental	$6,041	$6,239	$16,902	$17,646
Tenant recoveries	212	267	705	971
Other property-related revenue	3,860	4,583	10,525	11,028
Other	113	339	244	542
Total media & entertainment revenues	$10,226	$11,428	$28,376	$30,187
Total revenues	$151,556	$68,155	$366,199	$185,880
Operating expenses
Office operating expenses	$51,538	$23,969	$115,364	$58,469
Media & entertainment operating expenses	6,280	7,401	17,354	19,244
General and administrative	9,378	6,802	28,951	19,157
Depreciation and amortization	80,195	17,361	170,945	51,973
Total operating expenses	$147,391	$55,533	$332,614	$148,843
Income from operations	$4,165	$12,622	$33,585	$37,037
Other (income) expense
Interest expense	$14,461	$6,550	$34,067	$19,519
Interest income	(17)	(1)	(118)	(21)
Acquisition-related (expense reimbursements) expenses	(83)	214	43,442	319
Other expense (income)	3	(56)	2	(43)
	$14,364	$6,707	$77,393	$19,774
(Loss) income from continuing operations before gain on sale of real estate	(10,199)	5,915	(43,808)	17,263
Gain on sale of real estate	8,371	5,538	30,471	5,538
(Loss) Income from continuing operations	(1,828)	11,453	(13,337)	22,801
Loss from discontinued operations	—	(38)	—	(164)
Net loss from discontinued operations	—	(38)	—	(164)
Net (loss) income	$(1,828)	$11,415	$(13,337)	$22,637
Net income attributable to preferred stock and units	(3,195)	(3,195)	(9,585)	(9,590)
Net income attributable to restricted shares	(79)	(68)	(229)	(206)
Net income attributable to non-controlling interest in consolidated entities	(1,273)	(259)	(4,668)	(155)
Net loss (income) attributable to common units in the Operating Partnership	2,470	(273)	17,872	(441)
Net (loss) income attributable to Hudson Pacific Properties, Inc. common stockholders	$(3,905)	$7,620	$(9,947)	$12,245
Basic and diluted per share amounts:
Net (loss) income from continuing operations attributable to common stockholders	$(0.04)	$0.11	$(0.12)	$0.19
Net (loss) income attributable to common stockholders’ per share—basic and diluted	$(0.04)	$0.11	$(0.12)	$0.19
Weighted average shares of common stock outstanding—basic and diluted	88,984,236	66,506,179	84,894,863	65,549,741
Dividends declared per share of common stock	$0.125	$0.125	$0.375	$0.375

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

Quarter To Date	Three Months Ended
Funds From Operations (FFO)(1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net (loss) income	$(1,828)	$(36,083)	$24,574	$885	$11,415
Adjustments:
Depreciation and amortization of real estate assets	79,940	73,293	17,073	20,158	17,342
(Gain) / Loss from sale of real estate	(8,371)	591	(22,691)	—	(5,538)
FFO attributable to non-controlling interests	(3,494)	(3,696)	(3,312)	(1,254)	(1,396)
Net income attributable to preferred stock and units	(3,195)	(3,195)	(3,195)	(3,195)	(3,195)
FFO to common stockholders and unit holders	$63,052	$30,910	$12,449	$16,594	$18,628
Specified items impacting FFO:
Acquisition-related (expense reimbursements) expenses	$(83)	$37,481	$6,044	$4,322	$214
Consulting fee to former executive	—	—	—	1,273	890
Supplemental net property tax expense	—	—	—	—	1,072
FFO (excluding specified items) to common stockholders and unit holders	$62,969	$68,391	$18,493	$22,189	$20,804

Weighted average common stock/units outstanding—diluted	145,902	145,849	79,713	69,685	69,126
FFO per common stock/unit—diluted	$0.43	$0.21	$0.16	$0.24	$0.27
FFO (excluding specified items) per common stock/unit—diluted	$0.43	$0.47	$0.23	$0.32	$0.30

Year To Date	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
Funds From Operations (FFO)(1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net (loss) income	$(13,337)	$(11,509)	$24,574	$23,522	$22,637
Adjustments:
Depreciation and amortization of real estate assets	170,306	90,366	17,073	72,003	51,845
Gain from sale of real estate	(30,471)	(22,100)	(22,691)	(5,538)	(5,538)
FFO attributable to non-controlling interest	(10,520)	(7,008)	(3,312)	(5,260)	(4,009)
Net income attributable to preferred stock and units	(9,585)	(6,390)	(3,195)	(12,785)	(9,590)
FFO to common stockholders and unit holders	$106,393	$43,359	$12,449	$71,942	$55,345
Specified items impacting FFO:
Acquisition-related expenses	$43,442	$43,525	$6,044	$4,641	$319
Consulting fee to former executive	—	—	—	4,109	2,836
Supplemental net property tax expense	—	—	—	809	809
Lease termination revenue	—	—	—	(1,687)	(1,687)
Lease termination non-cash write-off	—	—	—	77	77
FFO (excluding specified items) to common stockholders and unit holders	$149,835	$86,884	$18,493	$79,891	$57,699

Weighted average common stock/units outstanding—diluted	124,052	113,162	79,713	68,892	67,933
FFO per common stock/unit—diluted	$0.86	$0.38	$0.16	$1.04	$0.81
FFO (excluding specified items) per common stock/unit—diluted	$1.21	$0.77	$0.23	$1.16	$0.85
______________________________

(1)	See page 30 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

Quarter To Date	Three Months Ended
Adjusted Funds From Operations (AFFO)(1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

FFO	$63,052	$30,910	$12,449	$16,594	$18,628
Adjustments:
Straight-line rent	(8,903)	(10,931)	(3,038)	(3,105)	(2,737)
Amortization of above-market and below-market leases, net	(3,750)	(10,258)	(1,291)	(1,215)	(1,291)
Amortization of above-market and below-market ground leases, net	515	515	62	62	62
Amortization of lease incentive costs	89	89	86	144	102
Amortization of deferred financing costs and loan premium/discount, net	1,154	1,551	652	460	598
Recurring capital expenditures, tenant improvements and lease commissions	(8,598)	(13,301)	(6,191)	(11,702)	(8,378)
Non-cash compensation expense	2,034	2,003	2,149	2,512	1,792
AFFO	$45,593	$578	$4,878	$3,750	$8,776

Weighted average common stock/units outstanding—diluted	145,902	145,849	79,713	69,685	69,126
AFFO per common stock/unit—diluted	$0.31	$—	$0.06	$0.05	$0.13
Dividends paid to common stock and unit holders	$18,226	$18,224	$10,287	$8,932	$8,679
AFFO payout ratio	40.0%	3,152.9%	210.9%	238.2%	98.9%

Year To Date	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
Adjusted Funds From Operations (AFFO)(1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

FFO	$106,393	$43,359	$12,449	$71,942	$55,345
Adjustments:
Straight-line rent	(22,872)	(13,969)	(3,038)	(12,753)	(9,435)
Amortization of above-market and below-market leases, net	(15,299)	(11,549)	(1,291)	(5,081)	(3,830)
Amortization of above-market and below-market ground leases, net	1,092	577	62	248	186
Amortization of lease incentive costs	264	175	86	379	235
Amortization of deferred financing costs and loan premium/discount, net	3,357	2,203	652	1,525	1,065
Recurring capital expenditures, tenant improvements and lease commissions	(28,090)	(19,492)	(6,191)	(40,984)	(29,282)
Non-cash compensation expense	6,186	4,152	2,149	7,559	5,047
AFFO	$51,031	$5,456	$4,878	$22,835	$19,331

Weighted average common stock/units outstanding—diluted	124,052	113,162	79,713	68,892	67,933
AFFO per common stock/unit—diluted	$0.41	$0.05	$0.06	$0.33	$0.28
Dividends paid to common stock and unit holders	$46,737	$28,511	$10,287	$34,966	$26,034
AFFO payout ratio	91.6%	522.6%	210.9%	153.1%	134.7%

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

DEBT SUMMARY
(Tabular amounts in thousands)
The following table sets forth information with respect to our outstanding indebtedness as of September 30, 2015.

Debt	Outstanding	Interest Rate(1)	Annual Debt Service(1)	Maturity Date	Balance at Maturity
Unsecured loans
Unsecured revolving credit facility(2)	$105,000	LIBOR+ 1.15% to 1.85%	$—	4/1/2020	$105,000
Unsecured term loan—2-year term(3)	460,000	LIBOR+ 1.30% to 2.20%	—	4/1/2018	460,000
Unsecured term loan—5-year term(4)	550,000	LIBOR+ 1.30% to 2.20%	—	4/1/2020	550,000
Unsecured term loan—7-year term(5)	350,000	LIBOR+ 1.60% to 2.55%	—	4/1/2022	350,000
Total unsecured loans	$1,465,000
Mortgage Loans
Mortgage loan secured by Pinnacle II(6)	$86,537	6.31%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(7)	30,000	LIBOR+2.25%	—	10/31/2016	30,000
Mortgage loan secured by Element LA(8)	83,107	LIBOR+1.95%	—	11/1/2017	83,107
Mortgage loan secured by Rincon Center(9)	102,920	5.13%	7,195	5/1/2018	97,673
Mortgage loan secured by Sunset Gower/Sunset Bronson(10)	97,000	LIBOR+2.25%	—	3/4/2019	97,000
Mortgage loan secured by Met Park North(11)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by 10950 Washington(12)	28,525	5.32%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(13)	129,000	3.95%	5,172	11/7/2022	117,190
Subtotal mortgage loans	$621,589
Unamortized loan premium, net(14)	1,746
Total mortgage loans	$623,335
Total	$2,088,335
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	Subsequent to September 30, 2015, we paid down the principal balance by $20.0 million.

(3)	Subsequent to September 30, 2015, we paid down the principal balance by $85.0 million.

(4)
Effective as of May 1, 2015, the Company entered into an interest rate contract with respect to $300.0 million of the $550.0 million five-year term loan facility that swapped one-month LIBOR to a fixed rate of 1.36% through the loan’s maturity on April 1, 2020. As a result, $300.0 million of this facility currently bears interest at a rate equal to 2.66% to 3.56% per annum depending on our leverage ratio.

(5)
Effective as of May 1, 2015, the Company entered into an interest rate contract with respect to the entire $350.0 million seven-year term loan facility that swapped one-month LIBOR to a fixed rate of 1.61% through the loan’s maturity on April 1, 2022. As a result, this facility currently bears interest at a rate equal to 3.21% to 4.16% per annum depending on our leverage ratio.

(6)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II property to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(7)	On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49.6 million upon closing. On April 10, 2015 we repaid $19.6 million of this loan.

(8)
On November 24, 2014 we amended our construction loan for Element LA to, among other things, increase availability from $65.5 million to $102.4 million for budgeted site-work, construction of a parking garage, base building, tenant improvements, and leasing commission costs associated with the renovation and lease-up of the property.

(9)	This loan is amortizing based on a 30-year amortization schedule.

(10)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through February 11, 2016. Effective March 4, 2015, the terms of this loan were amended and restated to introduce the ability to draw up to an additional $160.0 million for budgeted construction costs associated with our ICON development and to extend the maturity date from February 11, 2018 to March 4, 2019.

(11)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan’s maturity on August 1, 2020. As a result, this loan bears interest at a rate equal to 3.7144% per annum.

(12)	This loan is amortizing based on a 30-year amortization schedule.

(13)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7.3 million.

(14)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
SAME-STORE
Greater Seattle, Washington
Met Park North	Lake Union	190,748	95.7%	95.7%	$4,884,878	$26.75
Northview	Lynnwood	182,009	81.8	81.8	3,160,604	21.23
505 First Avenue	Pioneer Square	288,140	96.5	96.9	5,778,605	20.79
83 King Street	Pioneer Square	184,083	97.0	97.0	4,779,245	26.76
Subtotal		844,980	93.3%	93.4%	$18,603,332	$23.61
San Francisco Bay Area, California
1455 Market Street	San Francisco	1,025,833	97.4%	97.5%	$29,408,371	$29.45
222 Kearny Street	San Francisco	148,797	84.8	84.8	5,421,536	42.98
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,074,137	56.23
625 Second Street	San Francisco	138,080	56.1	73.8	3,717,624	48.03
875 Howard Street	San Francisco	286,270	80.0	80.0	5,557,415	24.26
Rincon Center	San Francisco	580,850	91.3	91.5	22,404,317	42.27
Subtotal		2,234,503	90.2%	91.5%	69,583,399	$34.52
Los Angeles, California
Pinnacle I	Burbank	393,777	89.1%	91.8%	$14,273,972	$40.70
Pinnacle II	Burbank	231,864	99.2	99.2	8,942,900	38.88
6922 Hollywood	Hollywood	205,523	85.7	85.7	7,622,748	43.27
Technicolor Building	Hollywood	114,958	100.0	100.0	4,549,302	39.57
Del Amo Office Building	Torrance	113,000	100.0	100.0	3,327,208	29.44
10900 Washington	West Los Angeles	9,919	100.0	100.0	391,602	39.48
10950 Washington	West Los Angeles	159,024	100.0	100.0	5,904,374	37.13
604 Arizona	West Los Angeles	44,260	100.0	100.0	1,922,857	43.44
9300 Wilshire	West Los Angeles	61,224	91.5	91.5	2,373,107	42.36
Subtotal		1,333,549	94.0%	94.9%	$49,308,070	$39.32
Total Same-Store		4,413,032	92.0%	92.9%	$137,494,801	$33.88
NON-SAME-STORE
Greater Seattle, Washington
Merrill Place	Pioneer Square	193,153	73.2%	73.2%	$3,532,163	$25.00
Subtotal		193,153	73.2%	73.2%	$3,532,163	$25.00
San Francisco Bay Area, California
3400 Hillview	Palo Alto	207,857	100.0%	100.0%	$12,569,445	$60.47
Clocktower Square	Palo Alto	100,344	96.9	96.9	5,981,510	61.54
Foothill Research	Palo Alto	195,376	100.0	100.0	12,132,115	62.10
Towers at Shore Center	Redwood Shores	334,483	94.8	94.8	26,594,367	83.84
901 Market Street	San Franciso	206,199	100.0	100.0	9,576,329	46.44
1740 Technology	San Jose Airport	206,876	99.1	99.1	6,477,658	31.59
Concourse	San Jose Airport	944,386	93.6	94.5	24,966,195	28.26
Skyport Plaza	San Jose Airport	418,086	99.1	99.1	9,647,615	23.29
Campus Center	Silicon Valley	471,580	100.0	100.0	14,713,296	31.20
Subtotal		3,085,187	97.2%	97.5%	$122,658,530	$40.91
Los Angeles, California
3401 Exposition	West Los Angeles	63,376	100.0%	100.0%	$2,624,147	$41.41
Element LA	West Los Angeles	284,037	100.0	100.0	14,960,821	52.67
Subtotal		347,413	100.0%	100.0%	$17,584,968	$50.62
Total Non-Same-Store		3,625,753	96.2%	96.4%	143,775,661	$41.23
Total Stabilized		8,038,785	93.9%	94.5%	$281,270,462	$37.28

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)—CONTINUED

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
LEASE-UP
San Francisco Bay Area, California
One Bay Plaza	Burlingame	195,739	75.0%	79.0%	$4,929,223	$33.59
Metro Center	Foster City	730,215	57.5	60.0	17,475,901	41.60
2180 Sand Hill Road	Palo Alto	45,613	56.0	56.0	2,162,943	84.67
Embarcadero Place	Palo Alto	197,402	74.3	92.9	4,349,397	29.67
Lockheed	Palo Alto	46,759	91.7	91.7	1,651,286	38.49
Page Mill Center	Palo Alto	176,245	62.7	87.2	6,874,504	62.20
Palo Alto Square	Palo Alto	328,251	83.6	86.6	18,802,428	68.50
333 Twin Dolphin Plaza	Redwood Shores	182,789	73.5	88.5	5,662,593	42.18
555 Twin Dolphin Plaza	Redwood Shores	198,936	88.9	88.9	7,777,258	43.99
Shorebreeze	Redwood Shores	230,932	66.5	66.5	6,621,089	43.14
Skyway Landing	Redwood Shores	247,173	84.5	92.7	7,282,249	34.87
Bayhill Office Center	San Bruno	554,328	89.0	94.4	14,792,151	30.00
Gateway	San Jose Airport	609,093	80.6	82.6	13,647,922	27.79
Metro Plaza	San Jose Airport	456,921	78.7	88.0	10,297,278	28.65
Peninsula Office Park	San Mateo	510,789	80.2	80.2	16,740,853	40.87
Techmart Commerce	Silicon Valley	284,440	79.6	79.6	7,951,396	35.11
Total Lease-up		4,995,625	76.5%	81.4%	$147,018,471	$38.49

TOTAL IN-SERVICE		13,034,410	87.2%	89.5%	$428,288,932	$37.68

___________________________

(1)
Our in-service portfolio excludes the development, redevelopment, properties held-for-sale, and land properties described on pages 15 and 16. As of September 30, 2015, we had one office development property under construction, five office redevelopment properties under construction, and seven land properties (see pages 15 and 16). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92.0% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2015. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lake Union	1	190,748	182,590	95.7%	182,590	95.7%	$4,884,878	$26.75
Lynnwood	1	182,009	148,863	81.8	148,863	81.8	3,160,604	21.23
Pioneer Square	3	665,376	597,830	89.8	599,188	90.1	14,090,013	23.57
Subtotal	5	1,038,133	929,283	89.5%	930,641	89.6%	$22,135,495	$23.82
San Francisco Bay Area, California
Palo Alto	3	503,577	500,426	99.4%	500,426	99.4%	$30,683,070	$61.31
Redwood Shores	1	334,483	317,210	94.8	317,210	94.8	26,594,367	83.84
San Francisco	7	2,440,702	2,222,216	91.0	2,249,925	92.2	79,159,729	35.62
San Jose Airport	3	1,569,348	1,502,954	95.8	1,512,111	96.4	41,091,467	27.34
Silicon Valley	1	471,580	471,580	100.0	471,580	100.0	14,713,296	31.20
Subtotal	15	5,319,690	5,014,386	94.3%	5,051,252	95.0%	$192,241,929	$38.34
Los Angeles, California
Burbank	2	625,641	580,704	92.8%	591,592	94.6%	$23,216,872	$39.98
Hollywood	2	320,481	291,142	90.8	291,142	90.8	12,172,050	41.81
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
West Los Angeles	6	621,840	616,636	99.2	616,636	99.2	28,176,908	45.69
Subtotal	11	1,680,962	1,601,482	95.3%	1,612,370	95.9%	$66,893,038	$41.77
Total Stabilized	31	8,038,785	7,545,151	93.9%	7,594,263	94.5%	$281,270,462	$37.28

LEASE-UP
San Francisco Bay Area, California
Burlingame	1	195,739	146,748	75.0%	154,568	78.97%	$4,929,223	$33.59
Foster City	1	730,215	420,067	57.5	438,239	60.02	17,475,901	41.60
Palo Alto	5	794,270	600,073	75.6	689,849	86.85	33,840,558	56.39
Redwood Shores	4	859,830	673,351	78.3	721,129	83.87	27,343,188	40.61
San Bruno	1	554,328	493,096	89.0	523,512	94.44	14,792,151	30.00
San Jose Airport	2	1,066,014	850,560	79.8	905,317	84.93	23,945,200	28.15
San Mateo	1	510,789	409,634	80.2	409,634	80.20	16,740,853	40.87
Silicon Valley	1	284,440	226,491	79.6	226,491	79.63	7,951,396	35.11
Total Lease-up	16	4,995,625	3,820,020	76.5%	4,068,739	81.4%	$147,018,470	$38.49

TOTAL IN-SERVICE	47	13,034,410	11,365,171	87.2%	11,663,002	89.5%	$428,288,932	$37.68
___________________________
Refer to footnotes on page 13.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Los Angeles, California
12655 Jefferson	West Los Angeles	100,077	—	—%	—	—%	$—	$—
3402 Pico	West Los Angeles	50,097	—	—	—	—	—	—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
405 Mateo	Downtown Los Angeles	83,285	—	—%	—	—%	$—	$—
Subtotal		354,396	—	—%	—	—%	$—	$—
San Francisco Bay Area, California
Patrick Henry Drive	Silicon Valley	70,520	—	—%	—	—%	$—	$—
Subtotal		70,520	—	—%	—	—%	$—	$—
Total Redevelopment		424,916	—	—%	—	—%	$—	$—

DEVELOPMENT
Los Angeles, California
Icon—Building I Tower	Hollywood	323,000	—	—%	200,052	61.9%	$—	$—
Icon—Building II	Hollywood	90,000	—	—	—	—	—	—
Total Icon		413,000	—	—%	200,052	48.4%	$—	$—
Total Development		413,000	—	—%	200,052	48.4%	$—	$—

TOTAL		837,916	—	—%	200,052	23.9%	$—	$—
______________________________

(1)	Excludes in-service properties and land assets (see pages 12, 13, and 16).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2015. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
Greater Seattle, Washington
Merrill Place	Pioneer Square	166,800	6.4%
Subtotal		166,800	6.4%

San Francisco Bay Area, California
Skyport Plaza	San Jose	350,000	13.5%
Campus Center	Silicon Valley	750,000	29.0
Subtotal		1,100,000	42.5%

Los Angeles, California
Sunset Bronson—Lot A	Hollywood	300,000	11.6%
Sunset Gower— Redevelopment	Hollywood	423,396	16.3
Element LA	West Los Angeles	500,000	19.3
3402 Pico	West Los Angeles	99,903	3.9
Subtotal		1,323,299	51.1%

TOTAL		2,590,099	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	570,470	65.6%	72.5%	$14,157,644	$34.22
Sunset Bronson	299,098	34.4	70.7	6,797,999	32.01

TOTAL	869,568	100.0%	71.9%	$20,955,643	$33.47
______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet, which may be less or more than BOMA rentable area. Square footage may change over time due to re-measurement or re-leasing. During the fourth quarter ended December 31, 2014, the Company razed approximately 14,625 square feet at its Sunset Bronson property in connection with its ICON development.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended September 30, 2015.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended September 30, 2015, excluding tenant reimbursements.

(4)
Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) the average square footage under lease during the 12 months ended September 30, 2015

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period					Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased	Project Costs as of 9/30/15	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles, California
Icon—Building I Tower	Hollywood	Q4-2014	Q4-2016	Q2-2017	323,000	—%	N/A	N/A	N/A
Icon—Building II	Hollywood	Q4-2014	Q3-2017	Q2-2018	90,000	—%	N/A	N/A	N/A
Total Icon(5)					413,000	—%	$50,455	$200,287	8.5%
12655 Jefferson	Playa Del Rey	Q2-2015	Q4-2015	Q2-2016	100,077	—%	40,053	60,658	7.2%
Total Under Construction					513,077		$90,508	$260,945
FUTURE DEVELOPMENT PIPELINE
Los Angeles, California
Sunset Bronson—Lot A	Hollywood	TBD	TBD	TBD	300,000	N/A	N/A	TBD	TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
3402 Pico(6)	Santa Monica	TBD	TBD	TBD	99,903	N/A	N/A	TBD	TBD
4th & Traction	Los Angeles	TBD	TBD	TBD	120,937	N/A	N/A	TBD	TBD
405 Mateo	Los Angeles	TBD	TBD	TBD	83,285	N/A	N/A	TBD	TBD
San Francisco Bay Area, California
Skyport Plaza	San Jose	TBD	TBD	TBD	350,000	N/A	N/A	TBD	TBD
Campus Center	Milpitas	TBD	TBD	TBD	750,000	N/A	N/A	TBD	TBD
Greater Seattle, Washington
Merrill Place	Seattle	TBD	TBD	TBD	166,800	N/A	N/A	TBD	TBD
Total Future Development Pipeline					2,794,321
__________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)
The Icon development is comprised of a 14-story office tower (Icon—Building 1 Tower), a 5-story mid-rise office building (Icon—Building II), and 1,635-stall parking structure. The parking structure is scheduled to be completed within the fourth quarter of 2015. The estimated completion and stabilization dates for each of the buildings is reflected in the above table. Since the costs of the parking structure and certain other development costs are attributable to both buildings, estimated project costs and stabilized yield on project costs are shown on a combined basis for the entire Icon development. Total estimated project costs for Icon excludes land.

(6)	Estimated rentable square feet for 3402 Pico does not include a 50,097 square foot existing vacant building.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014		% change	2015	2014		% change
Same-store office statistics(2)
Number of properties	19	19			19	19
Rentable square feet	4,413,032	4,413,032			4,413,032	4,413,032
Ending % leased	92.9%	94.8%		(2.0)%	92.9%	94.8%		(2.0)%
Ending % occupied	92.0%	94.1%		(2.2)%	92.0%	94.1%		(2.2)%
Average % occupied for the period	92.9%	92.0%		1.0%	92.5%	89.8%		3.0%

Same-store media statistics(3)
Number of properties	2	2			2	2
Rentable square feet	869,568	869,568			869,568	869,568
Average % occupied for the period	77.3%	76.7%		0.8%	72.5%	72.8%		(0.4)%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014		% change	2015	2014		% change
Same-store net operating income—GAAP basis
Total office revenues	$47,484	$47,059	(4)	0.9%	$139,060	$133,776	(5)(6)	3.9%
Total media revenues	10,226	11,428		(10.5)	28,376	30,187		(6.0)
Total revenues	$57,710	$58,487		(1.3)%	$167,436	$163,963		2.1%

Total office expense	$17,654	$17,150	(7)	2.9%	$50,037	$47,881	(8)	4.5%
Total media expense	6,280	7,401		(15.1)	17,354	19,244		(9.8)
Total property expense	$23,934	$24,551		(2.5)%	$67,391	$67,125		0.4%

Same-store office net operating income—GAAP basis	$29,830	$29,909		(0.3)%	$89,023	$85,895		3.6%
NOI Margin	62.8%	63.6%		(1.3)%	64.0%	64.2%		(0.3)%
Same-store media net operating income—GAAP basis	$3,946	$4,027		(2.0)%	$11,022	$10,943		0.7%
NOI Margin	38.6%	35.2%		9.7%	38.8%	36.3%		6.9%
Same-store total property net operating income—GAAP basis	$33,776	$33,936		(0.5)%	$100,045	$96,838		3.3%
NOI Margin	58.5%	58.0%		0.9%	59.8%	59.1%		1.2%

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) —CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	2014		% change	2015	2014		% change
Same-store net operating income—Cash basis
Total office revenues	$46,236	$43,186	(4)	7.1%	$132,922	$121,125	(5)(6)	9.7%
Total media revenues	9,808	11,482		(14.6)	27,099	30,241		(10.4)
Total revenues	$56,044	$54,668		2.5%	$160,021	$151,366		5.7%

Total office expense	$17,592	$17,088	(7)	2.9%	$49,852	$47,696	(8)	4.5%
Total media expense	6,280	7,401		(15.1)	17,354	19,244		(9.8)
Total property expense	$23,872	$24,489		(2.5)%	$67,206	$66,940		0.4%

Same-store office net operating income—Cash basis	$28,644	$26,098		9.8%	$83,070	$73,429		13.1%
NOI Margin	62.0%	60.4%		2.6%	62.5%	60.6%		3.1%
Same-store media net operating income—Cash basis	$3,528	$4,081		(13.6)%	$9,745	$10,997		(11.4)%
NOI Margin	36.0%	35.5%		1.4%	36.0%	36.4%		(1.1)%
Same-store total property net operating income—Cash basis	$32,172	$30,179		6.6%	$92,815	$84,426		9.9%
NOI Margin	57.4%	55.2%		4.0%	58.0%	55.8%		3.9%
______________________________

(1)	“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of September 30, 2015.

(2)	See page 12 for same-store office properties.

(3)	See page 17 for same-store media properties.

(4)	Amount excludes one-time $3,644 tenant recoveries relating to prior year property tax expenses disclosed in the Q3-2014 earnings release.

(5)	Amount excludes one-time $3,340 tenant recoveries relating to prior year property tax expenses disclosed in the Q3-2014 earnings release.

(6)	Amount excludes a one-time $1.6 million early lease termination fee income disclosed in the Q2-2014 earnings release.

(7)	Amount excludes one-time $4,742 property tax expenses disclosed in the Q3-2014 earnings release.

(8)	Amount excludes one-time $4,201 property tax expenses disclosed in the Q3-2014 earnings release.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation to net income
Same-store office revenues—Cash basis	$46,236	$43,186	$132,922	$121,125
GAAP adjustments to office revenues—Cash basis	1,248	3,873	6,138	12,651
One time revenue adjustments per definition	—	3,644	—	4,950
Same-store office revenues—GAAP basis	$47,484	$50,703	$139,060	$138,726

Same-store media revenues—Cash basis	$9,808	$11,482	$27,099	$30,241
GAAP adjustments to media revenues—Cash basis	418	(54)	1,277	(54)
Same-store media revenues—GAAP basis	$10,226	$11,428	$28,376	$30,187

Same-store property revenues—GAAP basis	$57,710	$62,131	$167,436	$168,913

Same-store office expenses—Cash basis	$17,592	$17,088	$49,852	$47,696
GAAP adjustments to office expenses—Cash basis	62	62	185	185
Property tax expense adjustments	—	4,742	—	4,201
Same-store office expenses—GAAP basis	$17,654	$21,892	$50,037	$52,082

Same-store media expenses—Cash basis	$6,280	$7,401	$17,354	$19,244
Same-store media expenses—GAAP basis	$6,280	$7,401	$17,354	$19,244

Same-store property expenses—GAAP basis	$23,934	$29,293	$67,391	$71,326

Same-store net operating income—GAAP basis	$33,776	$32,838	$100,045	$97,587
Non-Same Store GAAP net operating income	59,962	3,947	133,436	10,580
General and administrative	(9,378)	(6,802)	(28,951)	(19,157)
Depreciation and amortization	(80,195)	(17,361)	(170,945)	(51,973)
Income from operations	$4,165	$12,622	$33,585	$37,037
Interest expense	(14,461)	(6,550)	(34,067)	(19,519)
Interest income	17	1	118	21
Acquisition-related expense reimbursements (expenses)	83	(214)	(43,442)	(319)
Other (expense) income	(3)	56	(2)	43
Gain on sale of real estate	8,371	5,538	30,471	5,538
Net loss from discontinued operations	—	(38)	—	(164)
Net (loss) income	$(1,828)	$11,415	$(13,337)	$22,637

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL Three Months Ended September 30, 2015 (Unaudited, $ in thousands)

	Same Store Office Properties(1)	Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$34,441	$31,193	$—	$34,751	$5,623	$106,008
GAAP Revenue	1,248	5,143	—	6,055	418	12,864
Total Rents	$35,689	$36,336	$—	$40,806	$6,041	$118,872

Tenant Reimbursements	$6,852	$7,310	$—	$5,580	$212	$19,954
Parking and Other	4,943	295	(3)	195	3,973	9,403
Total Revenue	$47,484	$43,941	$(3)	$46,581	$10,226	$148,229

Property Operating Expenses	17,654	13,647	(9)	19,510	6,280	57,082
Property GAAP Net Operating Income	$29,830	$30,294	$6	$27,071	$3,946	$91,147

Square Feet	4,413,032	3,625,753	837,916	4,995,625	869,568	14,741,894
Ending % Leased	92.9%	96.4%	23.9%	81.4%	71.9%	84.7%
Ending % Occupied	92.0%	96.2%	—%	76.5%	71.9%	81.3%
NOI Margin	62.8%	68.9%	N/A	58.1%	38.6%	61.5%
Property GAAP Net Operating Income	$29,830	$30,294	$6	$27,071	$3,946	$91,147
Less : GAAP Revenue	(1,248)	(5,143)	—	(6,055)	(418)	(12,864)
Add : GAAP Expense	62	426	—	28	—	515
Property Cash Net Operating Income	$28,644	$25,577	$6	$21,044	$3,528	$78,798

Net Income Reconciliation	Q3-2015
Property GAAP Net Operating Income	$91,147
Broadway Note	1,163
Disposed Properties	1,217
Other income/inter-company eliminations	211
Total GAAP Net Operating Income	$93,738
General and administrative	(9,378)
Depreciation and amortization	(80,195)	(1) See page 12 for same-store office properties.
Income from Operations	$4,165	(2) See page 12 for non-same-store properties.
Interest expense	(14,461)	(3) See page 15 for development/redevelopment properties.
Interest income	17	(4) See page 13 for lease-up properties.
Acquisition-related expense reimbursements	83	(5) See page 17 for same-store media properties.
Other expenses	(3)
Gain on sale of real estate	8,371
Net Loss	$(1,828)

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Total Gross Leasing Activity(1)
Rentable square feet	679,443	1,186,115
Gross New Leasing Activity
Rentable square feet	511,178	731,621
New cash rate	$50.55	$50.56
Gross Renewal Leasing Activity
Rentable square feet	168,265	454,494
Renewal cash rate	$48.21	$48.82
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	174,305	372,553
Early termination (square feet)	53,210	196,217
Total	227,515	568,770
Net Absorption
Leased rentable square feet	283,663	162,851
Cash Rent Growth(2)
Expiring rate	$33.56	$36.05
New/renewal rate	$48.17	$49.7
Change	43.5%	37.9%
Straight-Line Rent Growth(3)
Expiring Rate	$30.96	$33.45
New/renewal rate	$50.41	$51.06
Change	62.8%	52.6%
Weighted Average Lease Terms
New (in months)	84.9	78.1
Renewal (in months)	49.2	42.1

Tenant Improvements and Leasing Commissions(4)	Lease Transaction Costs Per Square Foot
	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015
	Total	Annual	Total	Annual
New leases	$61.23	$8.65	$51.84	$7.97
Renewal leases	$19.46	$4.74	$14.89	$4.24
Blended	$50.88	$8.02	$37.68	$7.03
______________________________

(1)
The 1,186,115 square feet executed in the nine-month period ended September 30, 2015 excludes: (a) a 5-year management agreement with Sodexo America to operate food services in 7,612 square feet (Suite 190) at Pinnacle I (this is a building amenity with no base rent); and (b) a 15-year lease extension with KTLA-TV for 94,205 square feet (Buildings 15, 16, 20 and 21, and Stage 6) at Sunset Bronson Studios, a part of our Media & Entertainment portfolio, scheduled to commence February 1, 2016. The current KTLA-TV lease comprised of 90,506 square feet will expire with a net effective rent of $1.50 (NNN) on January 31, 2016 while the lease extension consisting of 94,205 square feet will commence with a net effective rent of $2.39 (NNN) on February 1, 2016.

(2)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California
Bayhill Office Center	San Bruno	106,099	2/1/2015	10/1/2015	$22.80	1/31/2025
Palo Alto Square	Palo Alto	13,040	2/1/2015	8/1/2015	79.20	12/31/2019
Page Mill Center	Palo Alto	22,846	3/1/2015	8/1/2015	74.04	6/30/2020
Foothill Research Center	Palo Alto	85,910	3/1/2015	10/1/2015	61.80	2/28/2025
Palo Alto Square	Palo Alto	13,291	3/1/2015	9/1/2015	78.00	2/28/2025
Metro Center	Foster City	18,803	3/1/2015	10/1/2015	39.00	2/28/2022
Peninsula Office Park	San Mateo	27,737	5/1/2015	9/1/2015	46.20	4/30/2020
Skyway Landing	Redwood Shores	17,555	6/1/2015	10/1/2015	45.00	5/31/2018
Peninsula Office Park	San Mateo	34,730	8/17/2015	11/17/2015	49.20	5/31/2022
Palo Alto Square	Palo Alto	26,490	9/1/2015	1/1/2016	84.00	8/31/2020
Los Angeles, California
Element LA	West Los Angeles	284,037	4/1/2015	10/1/2015	$52.67	3/31/2030

______________________________

(1)
Consists of leases greater than 10,000 square feet which commenced on or prior to September 30, 2015, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three month period ending September 30, 2015.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2015, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

QUARTERLY UNCOMMENCED/BACKFILL — NEXT EIGHT QUARTERS(1)

	Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017			Q2 2017		Q3 2017
Location	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)		SF	Starting Rent/sf(2)	SF(2)	Starting Rent/sf(2)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—
Lynnwood	—	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Pioneer Square	—	—	1,358	24.50	—	—	—	—	—	—	—	—		—	—	—	—
Subtotal	—	$—	1,358	$24.50	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—
San Francisco Bay Area, California
Burlingame	7,820	$39.75	—	$—	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—
Foster City	18,172	65.29	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Palo Alto	80,037	58.96	9,739	63.00	—	—	—	—	—	—	—	—		—	—	—	—
Redwood Shores	47,778	54.71	3,810	63.00	—	—	—	—	—	—	—	—		—	—	—	—
San Bruno	13,186	45.62	17,230	34.80	—	—	—	—	—	—	—	—		—	—	—	—
San Francisco	25,881	57.05	1,828	58.88	—	—	—	—	—	—	—	—		38,739	70.84	—	—
San Jose Airport	47,541	36.72	76,774	36.00	18,405	37.08	—	—	—	—	—	—		—	—	—	—
San Mateo	—	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Silicon Valley	—	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Subtotal	240,415	$52.63	109,381	$39.54	18,405	$37.08	—	$—	—	$—	—	$—		38,739	$70.84	—	$—
Los Angeles, California
Burbank	—	$—	10,888	$40.80	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—
Downtown Los Angeles	—	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Hollywood	—	—	—	—	—	—	—	—	—	—	200,052	54.00	(3)	—	—	—	—
Torrance	—	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—
West Los Angeles	194	49.48	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Subtotal	194	$49.48	10,888	$40.80	—	$—	—	$—	—	$—	200,052	$54.00		—	$—	—	$—
TOTAL	240,609	$52.63	121,627	$39.48	18,405	$37.08	—	$—	—	$—	200,052	$54.00		38,739	$70.84	—	$—

______________________

(1)
Consists of (i) uncommenced leases, defined as new leases with respect to vacant space, and (ii) backfill leases, defined as new leases with respect to occupied space, in either case executed on or prior to September 30, 2015 but with commencement dates after September 30, 2015 and within the next eight quarters.

(2)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Netflix, Inc. is anticipated to commence on 1/1/2017. The lease will commence 6 months after the anticipated delivery date, which is estimated to be 7/1/2016.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS(1)

	Q4 2015(2)		Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017		Q2 2017		Q3 2017
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	—	$—	600	$43.70	—	$—	—	$—	—	$—
Lynnwood	—	—	—	—	44,908	18.50	—	$—	—	—	—	—	—	—	—	—
Pioneer Square	29,881	24.86	19,445	26.51	—	—	11,995	26.96	8,349	25.67	6,000	28.50	—	—	—	—
Subtotal	29,881	24.86	19,445	26.51	44,908	$18.50	11,995	$26.96	8,949	$26.88	6,000	$28.50	—	$—	—	$—
San Francisco Bay Area, California
Burlingame	10,413	27.25	—	$—	13,538	$26.85	6,692	$30.96	6,590	$31.17	—	$—	10,162	38.26	2,707	36.23
Foster City	21,844	45.49	4,485	83.52	694	58.71	12,865	41.93	13,068	44.18	39,294	39.48	7,868	53.94	5,577	56.96
Palo Alto	2,162	32.40	18,535	57.14	96,838	31.81	39,199	$44.45	36,150	37.02	80,944	76.30	25,952	65.30	2,199	90.00
Redwood Shores	32,575	53.30	31,039	28.65	84,070	37.10	43,718	116.13	38,696	40.41	12,894	30.11	28,393	49.75	57,436	41.73
San Bruno	16,976	36.37	2,470	11.59	39,269	36.16	5,360	38.70	54,649	29.81	3,129	28.68	10,770	38.97	47,697	31.94
San Francisco	75,212	31.47	3,332	35.00	47,617	32.27	22,283	37.79	3,515	37.73	162,180	35.47	32,050	33.63	139,197	47.09
San Jose Airport	129,450	29.72	93,375	28.63	60,847	28.78	82,971	30.33	122,303	28.50	161,400	30.67	91,865	29.85	481,002	26.05
San Mateo	8,362	44.22	4,563	43.28	43,779	36.97	14,355	43.46	9,583	41.46	4,930	45.76	39,045	43.21	7,576	43.92
Silicon Valley	6,004	38.30	13,763	34.53	12,760	29.36	15,471	33.72	14,172	35.90	—	—	4,750	38.28	31,596	32.11
Subtotal	302,998	$34.71	171,562	$33.89	399,412	$33.31	242,914	$50.54	298,726	$32.93	464,771	$41.17	250,855	$39.98	774,987	$32.22
Los Angeles, California
Burbank	—	$—	—	$—	—	$—	109,323	$43.51	9,005	$44.50	—	$—	—	$—	—	$—
Downtown Los Angeles	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Hollywood	—	—	—	—	—	—	—	—	—	—	—	—	2,664	—	—	—
Torrance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
West Los Angeles	1,068	41.40	4,364	45.21	33,031	31.31	—	—	2,853	39.96	—	—	8,527	46.35	5,253	65.42
Subtotal	1,068	$41.40	4,364	$45.21	33,031	$31.31	109,323	$43.51	11,858	$43.41	—	$—	11,191	$35.32	5,253	$65.42
TOTAL	333,947	$33.85	195,371	$33.41	477,351	$31.78	364,232	$47.66	319,533	$33.15	470,771	$41.01	262,046	$39.78	780,240	$32.44
______________________

(1)	The following schedule does not reflect 35,407 square feet that expired on September 30, 2015.

(2)	Q4 2015 expiring square footage does not include 53,662 square feet of Month-to-Month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	2,009,272	14.5%
2015	369,354	2.7	12,308,617	2.7	33.32	33.41
2016	1,356,487	9.8	48,829,294	10.8	36.00	36.60
2017	2,076,400	15.0	69,562,057	15.3	33.50	35.19
2018	1,302,731	9.4	47,177,996	10.4	36.21	40.00
2019	2,051,808	14.8	75,154,463	16.6	36.63	41.68
2020	900,950	6.5	37,911,657	8.4	42.08	49.95
2021	980,033	7.1	36,495,433	8.1	37.24	44.06
2022	224,016	1.6	9,980,075	2.2	44.55	57.83
2023	641,149	4.6	20,370,942	4.5	31.77	38.86
2024	123,907	0.9	6,539,308	1.4	52.78	61.56
Thereafter	1,185,402	8.6	63,145,029	13.9	53.27	63.31
Building management use	99,272	0.7	—	—	—	—
Signed leases not commenced(4)	497,883	3.6	25,860,345	5.7	51.94	63.05
Total/Weighted Average	13,818,664	100.0%	$453,335,216	100.0%	$38.39	$43.42
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of September 30, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2015.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2015.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases on space not occupied as of September 30, 2015 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of September 30, 2015, divided by (ii) square footage under uncommenced leases as of September 30, 2015.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.2%	$18,617,934	4.3%
Weil, Gotshal & Manges LLP(3)	Towers at Shore Center	1	1	Various	101,000	0.8	16,265,637	3.8
Riot Games, Inc.(4)	Various	2	2	Various	286,629	2.1	15,102,344	3.5
Cisco Systems, Inc.(5)	Various	2	2	Various	474,560	3.4	14,808,569	3.5
Square	1455 Market Street	1	1	9/27/2023	334,284	2.4	10,938,442	2.6
Salesforce.com(6)	Rincon Center	1	1	Various	237,567	1.7	10,762,085	2.5
Uber Technologies, Inc.	1455 Market Street	1	1	2/28/2025	232,290	1.7	9,903,340	2.3
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.7	8,942,900	2.1
Qualcomm Incorporated	Skyport Plaza	2	1	7/31/2017	365,502	2.6	8,675,247	2.0
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.4	8,005,578	1.9
NetSuite, Inc.(7)	Peninsula Office Park	2	1	Various	166,667	1.2	7,567,085	1.8
EMC Corporation(8)	Various	3	2	Various	294,756	2.1	7,370,001	1.7
AIG	Rincon Center	1	1	7/31/2017	132,600	1.0	6,099,600	1.4
Stanford(9)	Various	2	2	Various	89,281	0.6	5,971,358	1.4
GSA(10)	Various	5	4	Various	183,709	1.3	5,601,912	1.3
TOTAL		27	23		3,629,740	26.2%	$154,632,032	36.1%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of September 30, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (1) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (2) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Weil, Gotshal & Manges LLP expiration by square footage: (1) 25,320 square feet expiring on August 31, 2016 and (2) 75,680 square feet expiring on August 31, 2026.

(4)
Riot Games, Inc. expirations by property and square footage: (1) 2,592 square feet at Shorebreeze Center expiring on November 30, 2015 and (2) 284,037 square feet at Element LA expiring on March 31, 2030.

(5)	Cisco Systems, Inc. expirations by property and square footage: (1) 2,980 square feet at Concourse expiring March 31, 2018 and (2) 471,580 square feet at Campus Center expiring on December 31, 2019.

(6)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the second quarter of 2017. Expirations by square footage: (1) 78,872 square feet expiring on July 31, 2025; (2) 59,689 square feet expiring on April 30, 2027; (3) 93,028 square feet expiring on October, 31, 2028; and (4) 5,978 square feet of MTM storage space.

(7)	NetSuite, Inc. expirations by square footage: (1) 38,194 square feet expiring on August 31, 2019 and (2) 128,473 square feet expiring May 31, 2022.

(8)
EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (2) 185,292 square feet at 505 First expiring on October 18, 2021; and (3) 42,954 square feet at 505 First expiring on December 31, 2023.

(9)
Stanford is expected to take possession of an additional 43,215 square feet at Page Mill Center during the fourth quarter of 2015. Expirations by property and square footage: (1) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019 and (2) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019.

(10)
GSA expirations by property and square footage: (1) 71,729 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (3) 28,993 square feet at Northview expiring on April 4, 2020; 33,582 square feet at Rincon Center expiring May 31, 2020; and (4) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Business Services	967,672	7.7%
Educational	90,421	0.6
Financial Services	434,499	1.8
Insurance	381,052	3.4
Legal	740,991	11.5
Media & Entertainment	1,491,047	14.6
Other	1,071,267	9.0
Real Estate	89,112	0.9
Retail	768,270	5.2
Technology	4,662,429	39.7
Advertising	119,993	0.9
Government	302,488	2.2
Healthcare	245,930	2.5
TOTAL	11,365,171	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Third Quarter 2015 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.